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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement of Symmetricom, Inc. on Form S-8 of our reports dated July 22, 1998 (September 3, 1998 as to the last sentence of Note 1) and September 21, 1998 appearing in the Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 1998.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
December 14, 1998